Exhibit 99.1

Contact: Roger R. Hopkins, Chief Accounting Officer
Phone: (615) 890-9100

NHI Announces Third Quarter 2017 Earnings Release and Conference Call Date
MURFREESBORO, Tenn.--(BUSINESS WIRE)-- National Health Investors, Inc. (NYSE: NHI) announced today details for the release of its results for the third quarter ended September 30, 2017. NHI plans to issue its earnings release for the third quarter before the market opens on Wednesday, November 8, 2017, and will host a conference call on the same day at 12 p.m. ET. The number to call for this interactive teleconference is (800) 684-3419 with the confirmation number, 21861294.
The live broadcast of the conference call will be available online at www.nhireit.com and https://www.webcaster4.com/Webcast/Page/633/23232 on Wednesday November 8, 2017, at 12 p.m. ET. The online replay will follow shortly after the call and continue for approximately 90 days.
About NHI
Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.